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                                                               Exhibit (h)(1)(b)




                   AMENDMENT TO FUND ADMINISTRATION AGREEMENT
                        EFFECTIVE AS OF September 1, 1999


This AMENDMENT is made part of FUND ADMINISTRATION AGREEMENT (the "Agreement") dated as of May 9, 1998, as amended, between Nationwide Advisory Services, Inc. (the "Administrator") and Nationwide Mutual Funds (the "Trust") and is consented to by Villanova SA Capital Trust ("Villanova SA").

WHEREAS, the Administrator wishes to transfer its fund administration business to Villanova SA and is asking the Trust to amend the Agreement so that the Administrator's rights and responsibilities are transferred to Villanova SA (the "Transfer");

WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Administrator;

WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement pursuant to Section 7 of the Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective September 1, 1999 (the "Effective Date"), the Administrator will assign all of its rights and responsibilities under the Agreement to Villanova SA.

2. On the Effective Date, Villanova SA will assume such rights and responsibilities, subject to the terms of the Agreement.

3. On the Effective Date, Administrator shall be relieved of all of its rights and responsibilities under the Agreement.

4. Section 2, Services and Duties, is hereby amended to add the following as the last paragraph of such section:

         Villanova SA is authorized to appoint one or more qualified subadministrators to provide the Trust with certain Administrative Services provided under the Agreement.

5. All other provisions of the Agreement shall remain in full force and effect.

6. Villanova SA represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.


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IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the day and year first written above.


NATIONWIDE ADVISORY SERVICES, INC.           NATIONWIDE MUTUAL FUNDS


By:                                          By:
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Title:                                       Title:
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Agreed and Consented to by:

VILLANOVA MUTUAL FUND CAPITAL TRUST


By:
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Title:
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